 Exhibit 10.5
FORM OF
SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”), made this 14th day of January, 2020, by and among RUMBLEON, INC., a Nevada corporation, with an address of 901 West Walnut Hill Lane, Irving, Texas 75038 ("Debtor"), and HALCYON CONSULTING, LLC, a Maryland limited liability company, with an address of 8600 S. Freeport Parkway, Suite 330, Irving, Texas 75063, Denmar Dixon, with an address of ___________________________________________, Blue Flame Capital, LLC, with an address of __________________________________________, Lori Sue Chesrown, with an address of ____________________________________, and Ralph Wegis, with an address of _____________________________________, (each, a "Secured Party" and collectively, "Secured Parties").

1. Grant of Security Interest. Subject to the applicable terms of this Agreement, Debtor grants to Secured Parties a security interest in the Collateral to secure, on a pro rata basis based on the percentage equal to the amount of principal outstanding on a Note divided by the amount of principal outstanding on all of the Notes to each Secured Party, the payment of the Obligations, provided that the security interest granted hereby is subject to the provisions of applicable law (e.g., UCC Section 9-408(c)).

2. The Obligations. As used in this Agreement, "Obligations" means collectively all of the following:

(a) All amounts due pursuant to the terms of the five (5) promissory notes of even date herewith described in Exhibit A attached hereto (individually, a “Note” and collectively, "Notes").

(b) All costs incurred by Secured Parties to enforce the security interest granted hereby ("Security Interest"), collect the Obligations, and maintain the Collateral free of liens (other than Permitted Encumbrances as defined in Exhibit B attached hereto), and including (but not limited to) reasonable attorneys' fees and legal expenses, and expenses of sale.

3. The Collateral. As used in this Agreement, "Collateral" shall mean all of Debtor's assets, both now and hereafter acquired, and wherever located, including but not limited to:

(a) Accounts;

(b) Chattel paper;

(c) Contracts;

(d) Deposit accounts;

(e) Documents;

(f) Equipment;

(g) Farm products;

(h) Fixtures;

(i) General intangibles;

(j) Goods;

(k) Instruments;

(l) Inventory;

(m) Investment property;

(n) Letter-of-credit rights;

(o) The Trademark Collateral; and

(p) Proceeds and products of all of the foregoing; provided however, that the "Collateral" shall exclude the "Excluded Property". Excluded Property means (i) motor vehicles and other assets subject to certificates of title, letter of credit rights and commercial tort claims; (ii) pledges and security interests prohibited by applicable law, rule, regulation; (iii) equity interests in any person other than wholly-owned subsidiaries of Debtor; (iv) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto; (v) any governmental licenses or state or local franchises, charters and authorizations (but not registered patents and trademarks); (vi) any equipment or other asset subject to liens securing capitalized lease obligations or permitted purchase money indebtedness; and (vii) any property subject to liens securing indebtedness for floor plan financing, and Secured Parties shall release from their security interest (including, without limitation, by the filing of applicable UCC release amendments) any property that now or hereafter constitutes Excluded Property.

“Trademark Collateral” means:

(a)            All trademark registrations and applications registered with the United States Patent and Trademark Office, including for the design logo “R” serial number 87532685 and for RumbleOn, serial numbers 874309812, 87975582 and 87532644, together with the goodwill connected with the use of and symbolized thereby and all extensions and renewals thereof (the "Trademarks"), excluding only United States intent-to-use trademark applications to the extent that and solely during the period in which the grant of a security interest therein would impair, under applicable federal law, the registrability of such applications or the validity or enforceability of registrations issuing from such applications;

(b)           all rights of any kind whatsoever of Debtor accruing under any of the Trademarks provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

(c)           any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the Trademarks; and

(d)          any and all claims and causes of action, with respect to any of the Trademarks, whether occurring before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

4. Debtor's Covenants.

(a) Debtor shall maintain at its principal place of business complete records regarding all account balances due Debtor, whether secured or unsecured, which account balances comprise the Collateral hereunder. Such records shall include, without limitation, current statements of balances due, and copies of all contracts, instruments or documents evidencing, securing or guarantying such balances. Upon reasonable prior notice by Secured Parties, Debtor shall make all such records available for inspection and copying by any Secured Party and/or its agents during normal business hours.

(b) Debtor covenants and agrees that it shall: (i) take adequate care of the Collateral (except as provided in 4(b)(viii) below) in accordance with reasonable and customary business practices for similar businesses as the Debtor's, reasonable wear and tear excepted; (ii) insure the Collateral for such hazards and in such amounts customary for similar businesses as the Debtor's, with policies to name the Secured Parties as additional insured and/or loss payee, as the case may be; (iii) pay all costs necessary to enforce the Security Interest, collect the Obligations, and maintain the Collateral free of liens (other than Permitted Encumbrances), including (but not limited to) taxes, assessments, reasonable attorneys' fees and legal expenses, and expenses of sale; (iv) furnish Secured Parties with any information on the Collateral reasonably requested by Secured Parties; (v) upon receipt of reasonable prior written notice, allow any Secured Party to inspect the Collateral, and inspect and copy all records relating to the Collateral and the Obligations, in each case, during business hours; (vi) take commercially reasonable steps to preserve the liability of account debtors, obligors, and secondary parties whose obligations are part of the Collateral; (vii) notify Secured Parties of any material change occurring in or to the Collateral, taken as a whole, and (viii) in its sole discretion, make the decisions regarding any continued prosecution and maintenance of patent Collateral and trademark Collateral.

(c) Debtor agrees and covenants that it shall not (without Secured Parties' consent, which shall not be unreasonably withheld): (i) remove the Collateral (except in the ordinary course of business) or any records relating thereto from the address set forth above; (ii) allow the Collateral to become an accession to other goods; or (iii) allow the Collateral to be affixed to real estate, except goods identified herein as fixtures.

(d) Debtor warrants and represents to the best of its information, knowledge and belief, as follows: (i) Debtor is absolute owner of the Collateral and the Collateral is not encumbered other than by Permitted Encumbrances; (ii) none of the Collateral is affixed to real estate or an accession to other goods, nor will Collateral acquired hereafter be affixed to real estate or an accession to other goods when acquired, unless Debtor has furnished Secured Parties the consents or disclaimers necessary to make this Security Interest valid against persons holding interests in the real estate or other goods; (iii) all of the Collateral is located at Debtor's premises; and (iv) Debtor has never been known by, or done business under, any other name.

(e) Debtor authorizes Secured Parties to file financing statements and assignments covering the Collateral and containing such legends as Secured Parties shall deem necessary or desirable to protect Secured Parties' interest in the Collateral.

5. Default.

(a) Any "Default" as defined under the Notes shall be an event of default hereunder. "Senior Debt" means any indebtedness of the Debtor as defined under United States Generally Accepted Accounting Principles ("GAAP"), as in effect on the date hereof, that is secured by any assets of the Debtor, and that is (i) indebtedness for borrowed money or indebtedness evidenced by notes, bonds or similar instruments, relating to any term loan, revolving credit financing, working capital financing, floor plan financing or real estate financing, and (ii) purchase money indebtedness and capital leases, in each case, whether now existing or entered into after the date hereof.

(b) When an event of default occurs, the entire Obligations become immediately due and payable at Secured Parties' option without notice to Debtor, and Secured Parties may proceed to enforce payment of same and exercise any and all of the rights and remedies available to a secured party under the Uniform Commercial Code as well as all other rights and remedies provided for herein or by law. When Debtor is in default, Debtor, upon demand by Secured Parties, shall assemble the Collateral and make it available to Secured Parties at a place reasonably convenient to both parties. Debtor is entitled to any surplus and shall be liable to Secured Parties for any deficiency, arising from accounts, contract rights, or chattel paper included in the Collateral through sale thereof to the Secured Parties.

6. Remedies of Secured Parties. Secured Parties may, in their discretion, after an event of default: (i) require Debtor to give possession or control of the Collateral to Secured Parties, and Secured Parties may take possession of the Collateral without the exercise of judicial process; (ii) indorse as Debtor's agent any instruments or chattel paper in the Collateral; (iii) notify account debtors and obligors on instruments constituting Collateral to make payment directly to Secured Parties; (iv) contact account debtors directly to verify information furnished by Debtor relating to Collateral; (v) take control of proceeds and use cash proceeds from Collateral to reduce any part of the Obligations; (vi) take any action Debtor is required to take or otherwise necessary to perfect, preserve, and enforce the Security Interest, and maintain and preserve the Collateral, without notice to Debtor, and add costs of same to the Obligations (but Secured Parties are under no duty to take any such action); (vii) release Collateral in its possession to Debtor, temporarily or otherwise; (viii) take control of funds generated by the Collateral, such as dividends, interest, proceeds or refunds from insurance, and use same to reduce any part of the Obligations; and (ix) waive any of its rights hereunder without such waiver prohibiting the later exercise of the same or similar rights.

7. Application of Proceeds. If Secured Parties dispose of the Collateral following default, the proceeds of such disposition shall be applied first to the Notes, and thereafter to any remaining Obligations secured hereby.

8. Subordination. Notwithstanding anything to the contrary set forth in this Agreement:

(a)           The Security Interest shall be subordinated for all purposes and in all respects to the liens and security interests securing any Senior Debt, regardless of the time, manner or order of perfection of any such liens and security interests.

(b)           Promptly upon Debtor's request, Secured Parties will from time to time execute and deliver a subordination agreement on the terms consistent with Section 9 of the Notes and this Section 8 and reasonably requested by any holder of any Senior Debt (or any agent for such holders), including but not limited to subordination provisions providing for subordination of the Notes, the Obligations and the Security Interest to any Senior Debt.

9. Release. Upon payment in full of the Obligations, the Security Interest shall automatically terminate and be released without any further action of the Secured Parties, and at such time Debtor is authorized to file terminations, releases and any other document necessary to terminate and release any evidence of the Security Interest delivered by Debtor or otherwise recorded or filed to evidence the Security Interest, including releases or terminations of UCC financing statements.

10. Miscellaneous. The rights and privileges of each Secured Party shall inure to its successors and assigns. All representations, warranties, covenants and agreements of Debtor shall bind Debtor and Debtor's successors and assigns. Unless otherwise defined herein, definitions in the Uniform Commercial Code apply to words and phrases in this Agreement. Debtor waives presentment, demand, notice of dishonor, protest, and extension of time without notice as to any instruments and chattel paper in the Collateral. Notice mailed to Debtor's address set forth above, or to Debtor's most recent changed address on file with Secured Parties, at least five (5) days prior to the related action (or, if the Uniform Commercial Code specifies a longer period, such longer period prior to the related action), shall be deemed reasonable. The laws of the State of New York shall govern the rights and obligations of the parties to this Agreement and the interpretation, construction and enforceability thereof. As used herein, the singular shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders. A photographic or other reproduction of this Agreement, or any financing statement signed by Debtor, is sufficient as a financing statement.

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

WITNESS:	RUMBLEON, INC.

By:
Marshall Chesrown
President "Debtor"

WITNESS:	HALCYON CONSULTING, LLC

By:
Kartik Kakarala
Manager "Secured Party"
WITNESS:
By:
Denmar Dixon
"Secured Party"

WITNESS:	BLUE FLAME CAPITAL, LLC

By:
Denmar Dixon
Managing Partner "Secured Party"
WITNESS:
By:
Lori Sue Chesrown
"Secured Party"
WITNESS:
By:
Ralph Wegis
"Secured Party"

EXHIBIT "A"

Notes

(1) ________ Senior Secured Confessed Judgment Promissory Note by RumbleOn, Inc. to the order of Halcyon Consulting, LLC;

(2) ________ Senior Secured Confessed Judgment Promissory Note by RumbleOn, Inc. to the order of Denmar Dixon;

(3) ________ Senior Secured Confessed Judgment Promissory Note by RumbleOn, Inc. to the order of Blue Flame Capital, LLC;

(4) ________ Senior Secured Confessed Judgment Promissory Note by RumbleOn, Inc. to the order of Lori Sue Chesrown; and

(5) ________ Senior Secured Confessed Judgment Promissory Note by RumbleOn, Inc. to the order of Ralph Wegis

EXHIBIT "B"

Permitted Encumbrances

(a) liens created hereby or otherwise securing the Note;

(b) the following liens existing on the date hereof and any renewals or extensions thereof: ________________________________________________________;

(c) liens (other than liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable person in accordance with GAAP;

(d) statutory or common law liens of landlords (and customary landlords’ liens in leases), carriers, warehousemen, mechanics, materialmen and suppliers and other liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such liens secure only amounts not overdue by more than 90 days or, if more than 90 days overdue, are unfiled and no other action has been taken to enforce such lien or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable person;

(h) judgment liens in respect of judgments, the uninsured portion of which, if any, does not exceed $100,000;

(i) liens securing Senior Debt;

(j) leases or subleases granted to others not interfering in any material respect with the business of Debtor;

(k) any interest of title of a lessor under, and liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases;

(l) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(m) liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(n) liens of sellers of goods to the Debtor arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses; and

(o) liens existing on property at the time of its acquisition; provided, that, (i) such lien was not created in contemplation of such acquisition, and (ii) such lien does not encumber any property other than the property encumbered at the time of such acquisition.